Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-144742, 333-136072, 333-118610, 333-107466, 333-66676, 333-51656, and 333-48026) and on Form S-3 (Nos. 333-161544, 333-133018, 333-119431, 333-112759, and 333-104305) of TeleCommunication Systems, Inc. of our report dated September 8, 2008 relating to the consolidated financial statements of Networks In Motion, Inc., which appears in this Current Report on Form 8-K/A of TeleCommunication Systems, Inc.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 19, 2010